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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: August 16, 2002

                        Commission File Number 333-88577

                        NORTHERN BORDER PIPELINE COMPANY
             (Exact name of registrant as specified in its charter)



                 TEXAS                                       74-2684967
     (State or other jurisdiction                         (I.R.S. Employer
           of incorporation)                             Identification No.)

        1111 SOUTH 103RD STREET
            OMAHA, NEBRASKA
    (Address of principal executive                             68124
               offices)                                      (Zip Code)




                         TELEPHONE NUMBER (402) 398-7700
              (Registrant's telephone number, including area code)


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         Item 5. Other Events

         On August 16, 2002, TransCanada PipeLines Limited, parent of the general partner of TC PipeLines, LP, a publicly traded limited partnership announced that it acquired 100% of the outstanding common stock of Northwest Border Pipeline Company from The Williams Companies, Inc. Northwest Border Pipeline Company is one of the general partners of Northern Border Partners, L.P, which owns, through a subsidiary limited partnership, a 70% general partnership interest in us. As a result of the acquisition, TransCanada effectively owns 0.35% of the combined general partner interest in Northern Border Partners, L.P., a publicly traded limited partnership, and holds 17.5% of the voting power on Northern Border Partners' partnership policy committee. In turn, this acquisition provides TransCanada with one member and 12.25% of the voting power on our four-member management committee. Enron affiliates own the remaining general partner interests in Northern Border Partners and 82.5% of the voting power of Northern Border Partners' partnership policy committee, resulting in 57.75% of the voting power of our management committee.

         TC PipeLines owns the remaining 30% general partner interest in Northern Border Pipeline and has one member and 30% of the voting power of our management committee. TransCanada and TC PipeLines now have the right to designate two members, and control an aggregate 42.25% of the voting power of our management committee.

         Paul MacGregor has been designated by TransCanada as its member on the partnership policy committee and the Northern Border Pipeline management committee. He replaces James C. Moore who had been previously designated by The Williams Companies, Inc. Mr. MacGregor is the Vice President, Eastern Gas Development for TransCanada.








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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               NORTHERN BORDER PIPELINE COMPANY
                               By: Northern Plains Natural Gas Company, Operator

                               By: /s/ Jerry L. Peters
                                   -------------------
                                   Jerry L. Peters
                                   Vice President, Finance and Treasurer


Dated:   August 19, 2002







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